Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of GulfMark Offshore, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-153459) and on Form S-8 (No. 333-174848, No. 333-174850, No. 333-175409, No. 333-33719, No. 333-57294, No. 333-144183, and No. 333-167497) of GulfMark Offshore, Inc. and consolidated subsidiaries of our reports dated February 23, 2012, with respect to the consolidated balance sheet of GulfMark Offshore, Inc. and consolidated subsidiaries as of December 31, 2011, and the related consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for the year ended December 31, 2011, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of GulfMark Offshore, Inc. and consolidated subsidiaries.

/s/ KPMG LLP

Houston, Texas

February 22, 2012